EXHIBIT A

                                   AGREEMENT
                                       OF
                            GALEN PARTNERS III, L.P.,
                     GALEN PARTNERS INTERNATIONAL III, L.P.
                                       AND
                          GALEN EMPLOYEE FUND III, L.P.
                            PURSUANT TO RULE 13D-1(F)


          The undersigned hereby agree that the Statement on Schedule 13D to which this Agreement is annexed as Exhibit A is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

                                        GALEN PARTNERS III, L.P.
                                        By: Claudius, L.L.C., its
                                        General Partner


                                        By    /s/ Bruce F. Wesson
                                          ----------------------------
                                             Managing Member


                                        GALEN PARTNERS INTERNATIONAL III, L.P.
                                        By: Claudius, L.L.C., its
                                        General Partner


                                        By    /s/ Bruce F. Wesson
                                          ----------------------------
                                             Managing Member

                                        GALEN EMPLOYEE FUND III, L.P.
                                        By: Wesson Enterprises, Inc.,
                                        its General Partner


                                        By     /s/ Bruce F. Wesson
                                          ----------------------------
                                             President